[Wisconsin Electric Letterhead]

Exhibit 5

November 6, 2002

Wisconsin Electric Power Company
231 West Michigan Street
P. O. Box 2046
Milwaukee, WI 53201

Ladies and Gentlemen:

I refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Wisconsin Electric Power Company (the “Company”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 with respect to the proposed offering pursuant to the prospectus (the “Prospectus”) contained in the Registration Statement of up to $800,000,000 aggregate principal amount of (a) one or more new series of the Company’s First Mortgage Bonds (each such series being hereinafter referred to as a “Series of New Bonds,” collectively the “New Bonds”) and/or (b) one or more new series of the Company’s debt securities (the “Debt Securities”) (each such series being hereinafter referred to as a “Series of Securities,” collectively the “Securities”).

As Assistant Vice President—Legal Services of the Company, I have examined (i) the Registration Statement, (ii) the Mortgage and Deed of Trust dated October 28, 1938, between the Company and U.S. Bank National Association (successor to First Wisconsin Trust Company), as Trustee, as supplemented and amended, and as proposed to be supplemented by a Supplemental Indenture relating to each Series of New Bonds (such Mortgage and Deed of Trust, as so supplemented and amended and to be supplemented in respect of a Series of New Bonds, being herein called the “Mortgage” relating to such Series of New Bonds), (iii) the Indenture dated as of December 1, 1995 (including, as exhibits, forms of Registered Security and Bearer Security thereunder) between the Company and U.S. Bank National Association (successor to Firstar Trust Company), as Trustee, providing for the issuance of the Securities from time to time in one or more Series, pursuant to the terms of one or more Securities Resolutions or supplemental indentures creating such Series (the “Indenture”), (iv) corporate proceedings of the Company relating to the Registration Statement, the New Bonds and the Securities, and (v) such other documents and records, and such matters of law, as I have deemed necessary or advisable for the purposes of this opinion.

On the basis of the foregoing, I advise you that, in my opinion:

1.	The Company is a corporation duly organized and existing under the laws of the State of Wisconsin.

2.
When (a) the Registration Statement, as it may have been amended or supplemented, shall have become effective under the Securities Act of 1933 and the Mortgage relating to the New Bonds shall have been qualified under the Trust Indenture Act of 1939, and (b) in the case of each Series of New Bonds, the Board of Directors (including any duly authorized committee thereof) shall have taken all necessary further action to approve the terms of such Series and of the related Supplemental Indenture and to authorize the issuance and sale of such Series as contemplated in the Registration Statement, all requisite Public Service Commission of Wisconsin (“PSCW”) approvals and any other necessary regulatory approvals with respect to such Series shall be in effect at the time of the issuance of such Series, and the Supplemental Indenture setting forth the terms of such Series shall have been duly executed and delivered by the Company and the Trustee, then, upon execution and delivery of such Series against payment in accordance with the authorization of the Board of Directors (including any duly authorized committee thereof), such regulatory approvals and the Mortgage relating to such Series, such Series of New Bonds will be legally valid and binding obligations of the Company, entitled to the benefits and security of the Mortgage relating to such Series.

3.
When (a) the Registration Statement, as it may have been amended or supplemented, shall have become effective under the Securities Act of 1933 and the Indenture relating to the Securities shall have been qualified under the Trust Indenture Act of 1939, and (b) in the case of each Series of Securities, the Board of Directors (including any duly authorized committee thereof) or an officer or committee of officers pursuant to Board delegation shall have taken all necessary further action to approve the terms of such Series and of the related Securities Resolution or supplemental indenture creating such Series and to authorize the issuance and sale of such Series as contemplated in the Registration Statement, all requisite PSCW approvals and any other necessary regulatory approvals with respect to such Series shall be in effect at the time of the issuance of such Series, and the Securities Resolution or supplemental indenture setting forth the terms of such Series shall have been duly adopted, or duly executed and delivered by the Company and the Trustee, as the case may be, then, upon execution and delivery of such Series against payment in accordance with the authorization of the Board of Directors (including any duly authorized committee thereof) or an officer or committee of officers pursuant to Board delegation, such regulatory approvals and the Indenture relating to such Series, such Series of Securities will be legally valid and binding obligations of the Company, entitled to the benefits of the Indenture relating to such Series.

I consent to (a) the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and (b) the references made to me under or with respect to material under the captions “Description of New Bonds” and “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/    Sally R. Bentley

Sally R. Bentley
Assistant Vice President—Legal Services
Wisconsin Electric Power Company